Exhibit 99.(a)(xiv)

LEGG MASON GLOBAL TRUST, INC.

ARTICLES OF AMENDMENT

Legg Mason Global Trust, Inc., a Maryland Corporation, having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:	The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND:	(a) Effective February 1, 2009, the name of the share class of the series of the Corporation’s capital stock designated as “Legg Mason International Equity Trust, Primary Class Shares” is hereby changed to “Legg Mason International Equity Trust, Class C Shares”; and

(b) Effective February 1, 2009, the name of the share class of the series of the Corporation’s capital stock designated as “Legg Mason Emerging Markets Trust, Primary Class Shares” is hereby changed to “Legg Mason Emerging Markets Trust, Class C Shares”.

THIRD:	The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

FOURTH:	The foregoing amendment to the charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly authorized by §2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Vice President and Chief Legal Officer and attested to by its Assistant Secretary on January 28, 2009.

ATTEST:		LEGG MASON GLOBAL TRUST, INC.

By:	/s/ Peter J. Ciliberti	By:	/s/ Gregory Merz
	Peter J. Ciliberti		Gregory Merz
	Assistant Secretary		Vice President and Chief Legal Officer

The undersigned Vice President and Chief Legal Officer of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

/s/ Gregory Merz
Gregory Merz
Vice President and Chief Legal Officer